                                                                    Exhibit 4.19

                              SECURITY AGREEMENT

     This Security Agreement is granted effective this _________ day of May, 2001 by and among APW Limited, a Bermuda corporation ("Parent"); APW North America, Inc., a Delaware corporation ("APW-NA"); APW Holdings Denmark APS, a Denmark corporation ("APW-Denmark"); the other persons or entities which are listed on the signature pages hereof as Debtors or from which time-to-time may become parties hereto as Debtors; and Royal Bank of Scotland, plc in its capacity as Secured Party, Agent, and Security Trustee for itself and on behalf of National Westminster Bank, PLC ("Secured Party") (Royal Bank of Scotland, plc and National Westminster Bank, PLC, sometimes collectively herein "Banks").

                                  WITNESSETH:

     WHEREAS, APW Limited, its subsidiaries and affiliates, APW Enclosure Products and Systems Limited, its subsidiaries and affiliates, and APW Electronics Group PLC its subsidiaries and affiliates (collectively "Borrowers") have severally entered into various credit facilities with the Banks including
(1) Revolving Credit Facilities, as amended dated October 24, 1995 with Royal Bank of Scotland, PLC ; (2) Counter-Indemnity Agreement dated on or about April 26, 2000; with National Westminster Bank, PLC and (3) a Multiline Facility Agreement dated April 20, 2000 with National Westminster Bank, PLC pursuant to which the Banks agreed to extend financial accommodations including loans, letters of credit, bills facilities, bonding facilities, guarantees, indemnifications and related credit facilities (collectively "Credit Facilities") for the account of its Borrowers as set forth in the respective credit and indemnity documents.

     WHEREAS, Parent, APW-NA, all domestic subsidiaries of APW-NA, and certain other subsidiaries of the Parent have executed and delivered, or will execute and deliver, Guaranties (as such Guaranty may be amended or otherwise modified from time-to-time), as to each such guarantor, the Guaranty ("Guaranty") of the certain Obligations as set forth under the Credit Facilities.

     WHEREAS, the Banks have no obligation at the present time to make additional loans or issue or participate in additional Credit Facilities under various Credit Facility documents.

     WHEREAS, as consideration to the Banks' agreement to make certain forbearances, additional loans and grant other financial accommodations and consideration under the Credit Facilities, the Obligations of the Borrowers under the Credit Facilities and the Guaranties to which it is a party, and the Obligations of each of the Debtors under the Guaranties to which it is a party are to be secured pursuant to this Agreement.

     NOW, THEREFORE, for and in consideration of any forbearance, loan, advance or other financial accommodation heretofore or hereafter made to the Borrowers under or in connection with the Credit Facilities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. When used herein, (a) the terms Certificated Security, Chattel Paper, Deposit Account, Document, Equipment, Financial Asset, Fixture, Goods, Inventory, Instrument, Investment Property, Security, Security Entitlement and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Facilities; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     Account Debtor means the party who is obligated on or under any Account Receivable, Contract Right or General Intangible.

     Account Receivable means, with respect to any Debtor, any right of such Debtor to payment for goods sold or leased or for services rendered.

     Assignee Deposit Account - see Section 4.

     Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

     Computer Hardware and Software means, with respect to any Debtor, all of such Debtor's rights (including rights as licensee and lessee) with respect to
(i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

     Contract Right means, with respect to any Debtor, any right of such Debtor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

     Default means the occurrence of: (a) any Default (as defined in the Credit Facilities); or (b) any Event of Default.

     General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in the UCC and, in any event, includes (without limitation) all of such Debtor's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

     Intellectual Property means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

     Liabilities means with respect to the Parent and any of its Subsidiaries parties hereto, all Obligations (monetary or otherwise) of such Debtor under the Credit Facilities, any Note, the Guaranty, any other Loan Document or any other document or instrument executed in connection therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due;

     Non-Tangible Collateral means, with respect to any Debtor, collectively, such Debtor's Accounts Receivable, Contract Rights and General Intangibles.

     UCC means the Uniform Commercial Code as in effect in the State of Wisconsin on the date of this Agreement; provided that, as used in Section 8 hereof, "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

     2. Grant of Security Interest. As security for the payment of all Liabilities owed to the Banks pursuant to the respective credit facilities, each Debtor hereby assigns to the Secured Party for the benefit of the Secured Party and the Banks, and grants to the Secured Party for the benefit of the Banks a continuing security interest in, the following, whether now or hereafter existing or acquired:

     All of such Debtor's:

          (i)      Accounts Receivable;

          (ii)     Certificated Securities;

          (iii)    Chattel Paper;

          (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

          (v)      Contract Rights;

          (vi)     Deposit Accounts;

          (vii)    Documents;

          (viii)   Financial Assets;

          (ix)     General Intangibles;

          (x) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

          (xi)     Instruments;

          (xii)    Intellectual Property;

          (xiii)   Investment Property;

          (xiv)    money (of every jurisdiction whatsoever);

          (xv)     Security Entitlements;

          (xvi)    Uncertificated Securities; and

          (xvii) to the extent not included in the foregoing, other personal property of any kind or description;

          together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof, and the grant of a security interest therein, such Debtor's rights in such lease or license shall be excluded from the foregoing assignment and grant for so long as such prohibition continues, it being understood that upon request of the Secured Party, such Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Secured Party in such Debtor's rights under such lease or license.

     3. Warranties. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Secured Party or in connection with liens expressly permitted by the Credit Facilities and except as permitted in the Bank of America Amended and Restated Multi-Currency Credit Agreement ("Permitted Liens")) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Secured Party or Banks is and will be true and correct in all material respects as of the date furnished; (iv) such Debtor's chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after February 28, 2000); (v) each other location where such Debtor maintains a place of business or stores inventory is set forth on Schedule II hereto; (vi) except as set forth on
Schedule III hereto, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as set forth on Schedule III hereto, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) Schedule IV hereto contains a complete listing of all of such Debtor's Intellectual Property which is subject to registration statutes; (ix) such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (x) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xi) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (xii) such Debtor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to result in a Material Adverse Effect.

     4. Collections, etc. Until such time during the existence of a Default as the Secured Party shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Facilities), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Secured Party may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non- Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Secured Party, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non- Tangible Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Secured Party during the existence of a Default, each

Debtor will, at its own expense, notify any or all parties obligated on any of the Non-Tangible Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

     Upon request by the Secured Party during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Secured Party, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Secured Party) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Secured Party may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Secured Party until delivery is made to the Secured Party. Each Debtor will comply with the terms and conditions of any consent given by the Secured Party pursuant to the foregoing sentence.

     During the existence of a Default, all items or amounts which are delivered by any Debtor to the Secured Party on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor with the Secured Party (or another financial institution selected by the Secured Party) over which the Secured Party has sole dominion and control, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Secured Party may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as the Secured Party may determine, and the Secured Party may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

     The Secured Party (or any designee of the Secured Party) is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Secured Party, representing any payment on or other proceeds of any of the Collateral.

     5. Certificates, Schedules and Reports. Each Debtor will from time to time, as the Secured Party may request, deliver to the Secured Party such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Secured Party may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Secured Party may specify. Each Debtor shall immediately notify the Secured Party of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which could reasonably be expected to result in a Material Adverse Effect, and such notice shall specify the amount of such loss or depreciation.

     6. Agreements of the Debtors. Each Debtor (a) will, upon request of the Secured Party, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Secured Party) and do such other acts and things (including, delivery to the Secured Party of any Instruments or Certificated Securities which constitute Collateral), all as the Secured Party may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Secured Party not less than 10 days' prior written notice, (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Secured Party or its designees to determine at any time the status of the Non-Tangible Collateral; (d) will furnish the Secured Party such information concerning such Debtor, the Collateral and the Account Debtors as the Secured Party may from time to time reasonably request; (e) will permit the Secured Party and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Secured Party during the existence of a Default, deliver to the Secured Party all of such records and papers; (f) will, upon request of the Secured Party, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Secured Party, of the security interest of the Secured Party hereunder; (g) except for the sale or lease of Inventory in the ordinary course of its business and sales of Equipment which is no longer useful in its business or which is being replaced by similar Equipment, will not sell, lease, assign or create or permit to exist any Lien on any Collateral other than Permitted Liens; (h) without limiting the provisions of ___________ of the Credit Facilities, will at all times keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Secured Party as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Secured Party shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Secured Party may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Secured Party may determine), and such policies or certificates thereof shall, if the Secured Party so requests, be deposited with or furnished to the Secured Party; (i) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition; (j) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted;
(k) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods; (l) will, upon request of the Secured Party, (l) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (m) except as listed on Schedule V, will keep all of the tangible Collateral in the United States; and (n) will reimburse the Secured Party for all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Secured Party), incurred by the Secured Party in seeking to collect or enforce any rights in respect of such Debtor's Collateral.

     Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default shall be existing, the Secured Party shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Secured Party do any and all lawful acts and execute any and all proper documents required by the Secured Party in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Secured Party for all costs and expenses incurred by the Secured Party in the exercise of its rights under this Section 6. Notwithstanding the foregoing, the Secured Party shall have no obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

     7. Default. Whenever a Default shall be existing, the Secured Party may exercise from time to time any right or remedy available to it under applicable law. Each Debtor agrees, in case of Default upon the request of the Secured Party, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Secured Party, and (ii) to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Secured Party or its nominee to be registered as owner of the Intellectual Property with any competent registration authority. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition. Any proceeds of any disposition by the Secured Party of any of the Collateral may be applied by the Secured Party to payment of expenses in connection with the Collateral, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Secured Party), and any balance of such proceeds may be applied by the Secured Party toward the payment of such of the Liabilities, and in such order of application, as the Secured Party may from time to time elect.

     8. General. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Secured Party to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

     Any notice from the Secured Party to any Debtor, if mailed, shall be deemed given five days after the date mailed, postage prepaid, addressed to such Debtor either at such Debtor's address shown on Schedule I hereto or at such other address as such Debtor shall have specified in writing to the Secured Party as its address for notices hereunder.

     Each of the Debtors agrees to pay all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Secured Party or any Bank) paid or incurred by the Secured Party or any Bank in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

     No delay on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     This Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Secured Party or any Bank to any of the Liabilities is or must be rescinded or returned by the Secured Party or such Bank for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Secured Party or such Bank, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Secured Party or such Bank had not been made.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin applicable to contracts made and to be performed entirely within such State, subject, however, to the applicability of the UCC of any jurisdiction in which any Goods of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     This Agreement shall be binding upon each Debtor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of each Debtor and the Secured Party and the successors and assigns of the Secured Party. It is understood and agreed that this Agreement shall be binding and enforceable against each Debtor which executes a counterpart to this Agreement notwithstanding that any other Person shall not become a party hereto as a "Debtor". As additional Debtors become parties, such Debtors shall deliver their applicable Schedules.

     This Agreement may be executed in any number of counterparts (including via facsimile) and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Secured Party a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF WISCONSIN OR IN ANY UNITED STATES DISTRICT LOCATED IN WISCONSIN; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF WISCONSIN AND OF THE UNITED STATES DISTRICT COURT FOR ANY UNITED STATES DISTRICT LOCATED IN WISCONSIN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH

OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE SECURED PARTY AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF WISCONSIN. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH DEBTOR, THE SECURED PARTY AND (BY ACCEPTING THE BENEFITS HEREOF) EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                              DEBTORS:

                              APW LTD.


                              By:_______________________________________________
                                        James Maxwell, Assistant Treasurer


                              APW NORTH AMERICA INC.


                              By:_______________________________________________
                                        James Maxwell, Treasurer


                              APW HOLDING DENMARK APS


                              By:_______________________________________________
                                 Richard Carroll


                              By:_______________________________________________
                                 Jesper Bilde

                              DOMESTIC SUBSIDIARIES OF APW-NA:

                              APW ENCLOSURE SYSTEMS, INC.
                              APW-ERIE, INC.
                              ASPEN MOTION TECHNOLOGIES INC.
                              CAMBRIDGE AEROFLO, INC.
                              ELECTRONIC SOLUTIONS
                              HSP USA INC.
                              INNOVATIVE METAL FABRICATION, INC.
                              McLEAN MIDWEST CORPORATION
                              McLEAN WEST INC.
                              METAL ARTS MANUFACTURING, INC.
                              PRECISION FABRICATION TECHNOLOGIES, INC.
                              RUBICON USA, INC.
                              ZERO-EAST DIVISION, ZERO CORPORATION
                              ZERO ENCLOSURES, INC.
                              ZERO INTERNATIONAL, INC.

                              By:_______________________________________________
                                 James Maxwell, Treasurer or Assistant Treasurer or CFO

                              APW ENCLOSURE SYSTEMS HOLDING, INC.

                              By:_______________________________________________
                                 Howard Lederman, Vice President

                              APW ENCLOSURE SYSTEMS, LP

                         By: APW ENCLOSURE SYSTEMS HOLDING, INC.     its General
                         Partner

                              By:_______________________________________________
                                 Howard Lederman, Vice President

                              DOMESTIC SUBSIDIARIES OF PARENT:

                              APW MAYVILLE, LLC
                              APW WRIGHT LINE LLC
                              ASPEN POWER SYSTEMS, LLC
                              EDER INDUSTRIES INC.
                              VERO ELECTRONICS INC.

                              By:_______________________________________________
                              James Maxwell, Treasurer or Assistant Treasurer

                              ROYAL BANK OF SCOTLAND, PLC


                              By:_______________________________________________
                              Title:____________________________________________

                              Signature page for the Security Agreement dated as of _______, 2001 among APW Ltd., APW North America, Inc., APW Holding Denmark APS, various other parties and Royal Bank of Scotland PLC as Agent and Security Trustee for itself and on behalf of National Westminster Bank PLC.

                              The undersigned is executing a counterpart hereof for purposes of becoming a party hereto (and attached to this signature page are supplements to the Schedules to the Security Agreement setting forth all relevant information with respect to the undersigned):


                              [ADDITIONAL DEBTOR]


                              By:_______________________________________________
                              Title:____________________________________________